UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 19, 2010
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
001-11312
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
191 Peachtree Street NE, Suite 3600, Atlanta, Georgia 30303-1740
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On February 19, 2010, Cousins Properties Incorporated (the “Company”) entered into a First Amendment (the “Amendment”) of its Amended and Restated Credit Agreement with Bank of America and the other participating banks. The Amendment reduced the amount available under the Credit Facility from $500 million to $250 million. The amount available under the Term Facility remained at $100 million. If and when the Term Facility is paid down, the availability under the Credit Facility will increase correspondingly, to allow a total amount available under the combined Facilities of $350 million. The maturity dates for both Facilities remain the same.
     Amounts outstanding under the Facilities accrue interest at LIBOR plus a spread based on our Leverage Ratio. The Amendment changed the spread for the Credit and Term Facilities, as detailed below:

	Applicable Spread -	Credit Facility	Term Facility
	Both Facilities	Applicable Spread -	Applicable Spread -
Leverage Ratio	As Amended	Before Amendment	Before Amendment
< 35%	1.75%	0.75%	0.70%
>35% but < 45%	2.00%	0.85%	0.80%
>45% but < 50%	2.25%	0.95%	0.90%
>50% but < 55%	2.25%	1.10%	1.05%
>55%	N/A	1.25%	1.20%
     The Amendment modified certain of our financial covenants, including a decrease in the minimum Consolidated Fixed Charge Coverage Ratio, from 1.50 to 1.30. The Company incurred an administrative fee of approximately $1.6 million related to the Amendment.
     This is a general description of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits
10.1	First Amendment dated as of February 19, 2010 to the Amended and Restated Credit Agreement dated August 29, 2007, among Cousins Properties Incorporated as the Principal Borrower (and the Co-Borrowers, as defined, and the Guarantors, as defined); Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager; Eurohypo AG, New York Branch, as Syndication Agent; PNC Bank, N. A., Wachovia Bank, N. A., and Wells Fargo Bank, N. A., as Documentation Agents; Norddeutsche Landesbank Girozentrale, as Managing Agent; and Aareal Bank AG, Charter One BANK, N.A. and Regions Bank, as Co-Agents.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2010
COUSINS PROPERTIES INCORPORATED
	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer